Exhibit 11

                            Hometown Bancorporation, Inc.
              Earnings Per Share and Fully Diluted Earnings Per Share
                   (thousands of dollars, except per share data)

                                                       Restated
                                           ----------------------------------
Year Ended December 31,                    1994          1993            1992
-----------------------                    ----          ----            ----

Primary Earnings per Share:

Shares used in computing earnings per
  share:
     Weighted average number of shares
       outstanding                       1,673,036    1,650,236     1,598,089
     Incremental shares attributed to
       outstanding options                 110,250      111,997        81,589
     Weighted average number of
       shares repurchased                  (32,298)     (54,026)      (49,968)
                                         ------------------------------------
                                         1,750,988    1,708,207     1,629,710
                                         ====================================
Earnings:
  Net Income                                $1,049       $2,364          $861
                                         ====================================
Earnings per common and common
  equivalent share                           $0.60        $1.38         $0.53
                                         ====================================
Earnings per share - assuming
  full dilution:

Shares used in computing earnings
  per share:
    Weighted average number of
      shares outstanding                1,673,036     1,650,236     1,598,089
    Incremental shares attributed
      to outstanding options              110,250       111,997        81,589
    Weighted average number of
      shares repurchased                  (32,298)      (43,167)      (49,968)
                                        -------------------------------------
                                        1,750,988     1,719,066     1,629,710
                                        =====================================
Earnings:
  Net income                               $1,049        $2,364          $861
                                        =====================================
Earnings per common and common
  equivalent share                          $0.60         $1.38         $0.53
                                         ====================================